SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated November 10, 2004, is by and among INTEGRATED ALARM SERVICES GROUP, INC., a Delaware corporation, CRITICOM INTERNATIONAL CORPORATION, a New Jersey corporation, MONITAL SIGNAL CORPORATION, a New Jersey corporation, INTEGRATED ALARM SERVICES, INC., a Delaware corporation, PAYNE SECURITY GROUP L.L.C., a New Jersey limited liability company, and AMERICAN HOME SECURITY, INC., a Nevada corporation (each, individually, and collectively, known as the “Borrower”; and, collectively, Borrower and any other persons or entities which from time to time become parties hereto as debtors, known as the “Debtors” and each, individually, a “Debtor”), and LASALLE BANK N.A., a national banking association (the “Bank”).

WITNESSETH:

WHEREAS, Debtor is (or will be with respect to after-acquired property) the legal and beneficial owner and holder of the Collateral (as that term is defined herein); and

WHEREAS, the Borrower has entered into that certain Credit Agreement, dated as of even date herewith (as amended or otherwise modified from time to time, the “Credit Agreement”), with the Bank and the other parties listed therein, pursuant to which the Bank has agreed to make certain revolving credit loans to the Borrower; and

WHEREAS, the obligation of the Bank to make loans under the terms and conditions of the Credit Agreement is subject to the condition, among others, that the Debtors secure their obligations to the Bank under the terms and conditions of the Credit Agreement in the manner set forth herein.

NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Debtors under or in connection with the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Definitions. When used herein: (a) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, Goods, Inventory, Instrument, Investment Property, Letter of Credit Rights, Payment Intangibles, Proceeds, Security, Security Entitlement, Supporting Obligations and Uncertificated Security have the respective meanings assigned thereto in the UCC (as defined below); (b) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in the Credit Agreement; and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

Alarm Contract shall have the meaning set forth in the Credit Agreement.

Assignee Deposit Account - see Section 5.

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Collateral shall have the meaning assigned to such term in Section 2.

Computer Hardware means, with respect to any Debtor, all of such Debtor’s rights (including rights as licensee and lessee) with respect to computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware.

Computer Software means: (i) all software programs designed for use on Computer Hardware, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (ii) any firmware associated with any of the foregoing; and (iii) any documentation for Computer Hardware, and for software and firmware described in clauses (i) and (ii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

Event of Default means the occurrence of any Event of Default under Section 8.1 of the Credit Agreement.

General Intangibles means, with respect to any Debtor, all of such Debtor’s “general intangibles” as defined in the UCC and, in any event, includes (without limitation) all of such Debtor’s trademarks, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, Computer Software, goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, Payment Intangibles, security interests, books and records related to the Collateral and the Pledged Collateral (as defined in the Pledge Agreement) and rights to indemnification.

Intellectual Property means all past, present and future: (i) trade secrets and other proprietary information; (ii) trademarks, service marks, business names, Internet domain names, designs, logos, trade dress, slogans, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs and software) and (iii) copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; (iv) unpatented inventions (whether or not patentable); (v) patent applications and patents; (vi) industrial designs, industrial design applications and registered industrial designs; (vii) license agreements related to any of the foregoing and income therefrom; (viii) books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; (ix) the right to sue for all past, present and future infringements of any of the foregoing; and (x) all common law and other rights throughout the world in and to all of the foregoing.

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Lender Party means the Bank under and as defined in the Credit Agreement and any Affiliate of the Bank which is a party to an Interest Rate Agreement (as that term is defined in the Credit Agreement) or other agreement with the Debtor and any Additional Banks as defined in the Credit Agreement.

Liabilities means, as to each Debtor, all Obligations (as that term is defined in the Credit Agreement).

Organizational I.D. Number means, if applicable with respect to any Debtor, the organizational identification number assigned to such Debtor by the applicable governmental unit or agency of the jurisdiction of organization for such Debtor.

Type of Organization means, with respect to any Debtor, the legal nature (i.e., kind or type of entity) of such Debtor (e.g., such as a corporation or limited liability company).

UCC means the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement, as may be amended or modified from time to time; provided that, as used in Section 7 hereof, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

2.  Grant of Security Interest. As security for the payment of all Liabilities and for so long as this Security Agreement shall remain in full force and effect as provided in Section 12(d) below, each Debtor hereby grants to the Bank for the benefit of the Lender Parties a lien on and security interest in, and right of set-off against, and acknowledges and agrees that the Bank has and shall continue to have for the benefit of the Lender Parties, a continuing lien on and security interest in, and right of set-off against, all right, title, and interest, whether now owned or existing or hereafter created, acquired or arising, in and to all of the following property of such Debtor (all being collectively referred to herein as the “Collateral”):

(a)  Accounts, including, but not limited to, periodic and non-periodic payments under or in connection with Alarm Contracts;

(b)  Certificated Securities;

(c)  Chattel Paper, including Electronic Chattel Paper;

(d)  Computer Hardware and Computer Software and all rights with respect thereto, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(e)  Commercial Tort Claims, as listed in Schedule 2(e) or in the notice to the Bank in the form of Attachment 1 to Schedule 2(e);

(f)  Deposit Accounts;

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(g)  Documents;

(h)  Financial Assets;

(i)  General Intangibles;

(j)  Goods (including all of its Equipment, Fixtures and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(k)  Instruments;

(l)  Intellectual Property;

(m)  Investment Property;

(n)  Letter of Credit Rights;

(o)  Letters of Credit;

(p)  money (of every jurisdiction whatsoever);

(q)  Security Entitlements;

(r)  Supporting Obligations;

(s)  Uncertificated Securities; and

(t)  Any of the above property of such Debtor and any interest therein, of any kind or description now held by any Lender Party or at any time hereafter transferred or delivered to, or coming into the possession, custody or control of, any Lender Party, or any agent or affiliate of any Lender Party, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing. The Collateral shall not include any governmental license or permit that, by its terms, prohibits a grant of a security interest therein, unless all required consents are obtained or such prohibition shall be determined to be ineffective by reason of law, any proceeding or otherwise. The foregoing shall not, however, exclude the Proceeds thereof from the security interest granted herein.

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3.  Lockbox Agreement. The Debtors shall direct all of their Account Debtors to make all payments on the Accounts directly to a post office box (the “Lockbox”) designated by and under the exclusive control of the Bank pursuant to a form of Lockbox Mail Collection Service Agreement between the Debtor and the Bank in form and substance satisfactory to the Bank, to be executed, dated and delivered to the Bank within 120 days of the Closing under the Credit Agreement (the “Lockbox Agreement”). Within such 120-day period, the Debtor shall establish the Lockbox and an account (the “Lockbox Account”) in the Debtor’s name with the Bank into which all payments received in the Lockbox shall be deposited, and into which the Debtor will promptly, but no later than within one (1) Business Day, deposit all payments made for Inventory or services and received by the Debtor in the identical form in which such payments were made, whether by cash or check. If a Debtor, a Subsidiary or any director, officer, employee or agent of a Debtor or any Subsidiary, or any other Person acting for or in concert with a Debtor shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, the Debtor and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, the Bank and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lockbox Account. For the purpose of this paragraph, each Debtor irrevocably hereby makes, constitutes and appoints the Bank (and all Persons designated by the Bank for that purpose) as the Debtor’s true and lawful attorney and agent in-fact: (i) to endorse the Debtor’s name upon any such checks, notes, drafts, instruments, and other items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of the Debtor or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to any lock box or postal box into which any of the Debtor’s mail is deposited, and open and process all mail addressed to the Debtor and deposited therein.

4.  Warranties. Each Debtor warrants that: (a) no financing statement other than any which may have been filed on behalf of the Bank or in connection with Permitted Liens, or other instrument similar in effect, covering all or any part of the Collateral is on file in any public office; (b) such Debtor is and will be the lawful owner of all Collateral, free of all Liens whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute this Agreement and perform such Debtor’s obligations hereunder, and to subject the Collateral to the security interest hereunder; (c) such Debtor’s chief executive office and principal place of business are as set forth on Schedule I hereto and, except as set forth on Schedule I, such Debtor has not maintained its chief executive office and principal place of business at any other location at any time after five (5) years prior to the date of this Agreement, and each other location where such Debtor maintains a place of business is also set forth on Schedule I hereto; (d) such Debtor is the Type of Organization stated and is duly organized, validly existing and in good standing under the laws of the state set forth on Schedule II hereto; (e) except as set forth on Schedule III hereto, such Debtor is not now known and during the five (5) years preceding the date hereof has not previously been known by any trade name; (f) Debtor’s exact legal name is as set forth on the signature pages of this Agreement and, except as set forth on Schedule III hereto, during the five (5) years preceding the date hereof, such Debtor has not been known by any different legal name; (g) Schedule IV hereto contains a complete listing of all of such Debtor’s Intellectual Property which is subject to registration statutes; (h) Schedule V hereto contains a complete listing of all of each Debtor’s Instruments, Deposit Accounts, Investment Property, Letter-of-Credit Rights, Chattel Paper, Documents and Commercial Tort Claims; (i) except as set forth on Schedule VI hereto, Debtor has no tangible Collateral located outside of the United States; (j) Schedule VII hereto contains a complete listing of each Debtor’s

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tangible Collateral located with any bailee, warehousemen or other third parties; (k) Schedule VIII hereto contains a complete listing of all of each Debtor’s Collateral which is subject to certificate of title statutes; and (l) Schedule IX hereto contains a complete listing of all of each Debtor’s Deposit Accounts and other bank accounts, including locations and applicable account numbers.

In addition to the above, each Debtor warrants and covenants that: (i) Debtor has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Patents, Trademarks and Copyrights; and (ii) Debtor shall have the duty to the extent commercially reasonable, through counsel acceptable to Bank, to prosecute diligently any patent, trademark or copyright applications related to the Patents, Trademarks and Copyrights pending as of the date of this Agreement or thereafter until the termination of this Security Agreement, to make application on unpatented but patenable inventions and unregistered but registrable trademarks or service marks and copyrights (whenever it is commercially reasonable in the reasonable judgment of Debtor to do so) and to preserve and maintain all rights in patent, trademark, service mark and copyright applications and registrations of the Patents, Trademarks and Copyrights, including, without limitation, the payment of all registration, maintenance and renewal fees. Any expenses incurred in connection with such an application or registration shall be borne by Debtor.

5.  Collections, etc. Until such time as the Bank shall notify such Debtor of the revocation of such power and authority, each Debtor may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral. Until such time during the existence of an Event of Default as the Bank shall notify Debtor of the revocation of such power and authority, each Debtor: (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use in the ordinary course of its business (but subject to the terms of the Credit Agreement), the cash proceeds of Collateral and other money which constitutes Collateral; and (b) will, at its own expense, use its best efforts to collect, as and when due, all amounts due under any of the Collateral, including the taking of such action with respect to such collection as the Bank may request or, in the absence of such request, as such Debtor may deem advisable in accordance with good business practices.  The Bank, however, may, at any time that an Event of Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify an Account Debtor or other Person obligated on Collateral to make payment or otherwise render performance to or for the benefit of the Bank and enforce, by suit or otherwise, the obligations of an Account Debtor or other Person obligated on Collateral and exercise the rights of such Debtor with respect to the obligation of the Account Debtor or other Person obligated on Collateral to make payment or otherwise render performance to the Debtor, and with respect to any property that secures the obligations of the Account Debtor or other Person obligated on the Collateral. In connection with the exercise of such rights and remedies, the Bank may surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon the request of the Bank during the existence of an Event of Default, each Debtor will, at its own expense, immediately notify any or all parties obligated on any of the Collateral to make payment to the Bank of any amounts due or to become due thereunder.

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Upon request by the Bank during the existence of an Event of Default, each Debtor will forthwith upon receipt, transmit and deliver to the Bank, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Bank) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Bank may otherwise consent in writing, any such items which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Bank until delivery is made to the Bank. Each Debtor will comply with the terms and conditions of any consent given by the Bank pursuant to the foregoing sentence.

During the existence of an Event of Default, all items or amounts which are delivered by any Debtor to the Bank on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an “Assignee Deposit Account”) of such Debtor with Bank (or another financial institution selected by the Bank) over which the Bank has sole dominion and control as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Bank may, from time to time, in its discretion, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account toward payment of the Liabilities, whether or not then due, in such order of application as the Bank may determine in its discretion, and the Bank may, from time to time, in its discretion, release all or any of such balance to the applicable Debtor.

The Bank (or any designee of the Bank) is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Bank, representing any payment on or other Proceeds of any of the Collateral.

6.  Certificates, Schedules and Reports. Each Debtor will from time to time, as the Bank may request, deliver to the Bank such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Bank may reasonably request. Any such schedule, certificate or report shall be executed by an Authorized Officer of such Debtor and shall be in such form and detail as the Bank may specify. Each Debtor shall immediately notify the Bank of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods, and such notice shall specify the amount of such loss or depreciation.

7.  Agreements of the Debtors. Each Debtor: (a) hereby irrevocably authorizes the Bank at any time, and from time to time, to file in any jurisdiction, any initial financing statements and amendments thereto that: (i) indicate the Collateral as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed and (ii) contain any other information required by

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Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether such Debtor is an organization, the Type of Organization, the Organization ID Number or Federal Employer Identification Number issued to such Debtor and (y) in the case of a financing statement filed as a fixture filing or indicating Collateral to be extracted collateral, a sufficient description of real property to which the Collateral relates; (b) will keep all its Inventory at, and will not maintain any place of business at, any location other than its address(es) shown on Schedule I hereto (or any amendment thereto); (c) will keep its records concerning the Collateral in such a manner as will enable the Bank or its designees to readily determine at any time the status of the Collateral; (d) will furnish the Bank such information concerning such Debtor, the Collateral and the Account Debtors as the Bank may from time to time reasonably request; (e) will permit the Bank and its designees, in accordance with the provisions of the Credit Agreement, to inspect such Debtor’s Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Bank during the existence of an Event of Default, immediately deliver to the Bank all of such records and papers; (f) will, upon request of the Bank, stamp on its records concerning the Collateral, and add on all Chattel Paper and Instruments constituting a portion of the Collateral, a notation, in form satisfactory to the Bank, of the security interest of the Bank hereunder; (g) except for the sale or lease of Inventory in the ordinary course of its business, sales of Equipment which is no longer used or useful in its business or which is being replaced by similar Equipment or any other sale of Collateral permitted under Section 7.2.7 of the Credit Agreement, will not sell, lease, assign, create or permit to exist any Lien on any Collateral, other than Permitted Liens; (h) without limiting the provisions of Section 7.1.3 of the Credit Agreement, will at all times keep all of its Inventory and other Goods insured against loss, damage, theft and other risks in accordance with the insurance requirements set forth in the Credit Agreement; (i) will take such actions as are reasonably necessary to keep its Goods in good repair and condition (ordinary wear and tear excepted); (j) will take all such actions as are reasonably necessary to keep its Equipment in good repair and condition and in good working order, ordinary wear and tear excepted; (k) will, except to the extent otherwise permitted under the Credit Agreement, promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods; (l) will (i) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Bank in the Equipment covered thereby, and (ii) deliver all such certificates to the Bank or its designees; (m) will take all steps necessary to protect, preserve and maintain all of its rights in the Collateral; (n) except as listed on Schedule VI, will keep all of the tangible Collateral in the United States of America; (o) will promptly notify the Bank in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper not listed on the Schedules hereto and, upon the request of the Bank, will promptly execute such other documents, and do such other acts or things deemed appropriate by the Bank to deliver to the Bank control with respect to such Collateral; (p) will promptly notify the Bank in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the reasonable request of the Bank, will promptly execute such other documents, and do such other acts or things necessary to deliver to the Bank possession of such Documents which are

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negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of the Bank; (q) with respect to Collateral in the possession of a third party, other than Certificated Securities, Goods covered by a Document, or de minimis portions of the Collateral temporarily in the possession of another in the ordinary course of such third party’s business, including as described on Schedule VII, will obtain an acknowledgment from the third party that it is holding the Collateral for benefit of the Bank; (r) will promptly notify the Bank in writing upon incurring or otherwise obtaining a Commercial Tort Claim against any third party, and, upon the request of the Bank, will promptly enter into an amendment to this Agreement, and do such other acts or things deemed appropriate by the Bank to give the Bank a security interest in such Commercial Tort Claim; (s) further agrees to execute and deliver to the Bank such documents and take other action as requested by the Bank to insure the attachment, perfection and first priority of, and the ability of the Bank to enforce, free and clear of all Liens and claims and rights of third parties whatsoever (except Permitted Liens), the security interests in any and all of the Collateral including, without limitation, (i) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the security interests in such Collateral, (ii) obtaining governmental and other third party consents and approvals, including, without limitation, any consent of any licensor, lessor or other Person Obligated on Collateral, (iii) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Bank, and (iv) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction; and (t) will not change its state of incorporation or organization or Type of Organization and will not change its legal name without providing the Bank with at least 30 days’ prior written notice.

Any expenses incurred in protecting, preserving or maintaining any Collateral shall be borne by Debtors. Whenever an Event of Default shall be existing, the Bank shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall, at the request of the Bank, do any and all lawful acts and execute any and all proper documents required by the Bank in aid of such enforcement, and such Debtor shall promptly, upon demand, reimburse and indemnify the Bank for all expenses incurred by the Bank in the exercise of its rights under this Section 7. Notwithstanding the foregoing, subject to Section 11 hereof, the Bank shall have no obligation or liability regarding the Collateral by reason of, or arising out of, this Agreement.

To the extent Debtors use any proceeds from the Loans to purchase Collateral, Debtors’ repayment of the Loans may, at the discretion of the Bank, apply on a “first-in-first-out” basis so that the portion of the Loans used to purchase a particular item of Collateral shall be paid in the chronological order the Debtors purchased the Collateral.

8.  Default and Remedies upon an Event of Default.

(a)  If an Event of Default shall have occurred and be continuing, the Bank may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it under this Agreement.

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(b)  Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Bank may exercise, on behalf of the Lender Parties, all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Bank may, without being required to give any notice, withdraw all cash held in the Assignee Deposit Account and apply such cash as provided in Section 9 hereof and, if there shall be no such cash or if such cash shall be insufficient to pay all the Liabilities in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the relevant Debtors as required in Section 10 hereof.

9.  Application of Proceeds.

(a)  If an Event of Default shall have occurred and be continuing, the Bank may apply the proceeds of any sale or other disposition of all or any part of the Collateral, in the Bank’s discretion, in cash or in kind or, on a ratable basis, in any combination thereof.

(b)  All distributions made by the Bank pursuant to this Section shall be final (except in the event of manifest error), and the Bank shall have no duty to inquire as to the application by any of the Lender Parties of any amount distributed to it.

10.  Authority to Administer Collateral. Each Debtor irrevocably appoints the Bank its true and lawful attorney with full power of substitution, in the name of such Debtor, any Lender Party or otherwise, for the sole use and benefit of the Lender Parties, but at Debtors’ expense, to the extent permitted by law, to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Debtors’ Collateral:

(a)  to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

(b)  to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(c)  to sell, lease, license or otherwise dispose of the same or the Proceeds thereof, as fully and effectually as if the Bank were the absolute owner thereof, and

(d)  to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the relevant Debtor ten (10) days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made, and Debtor hereby agrees that such notice shall be deemed reasonable.

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11.  Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Bank will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Bank will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Bank in good faith or by reason of any act or omission by the Bank, except to the extent that such liability arises from the Bank’s gross negligence or willful misconduct.

To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for the Bank: (a) to fail to incur expenses deemed significant by the Bank to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Collateral, or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. Each Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Bank would not be commercially unreasonable in the Bank’s exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any right to a Debtor or to impose any duties on the Bank that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

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12.  General.

(a)  All notices, requests, demands, directions and other communications (as used in this Section 12, collectively referred to as “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be in writing (including facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by facsimile or via nationally-recognized overnight courier, by hand or U.S. mail to the respective parties at the addresses and numbers set forth under their respective names on Schedule I hereof (for the Debtors), at the address set forth in the Credit Agreement (for the Bank) or in accordance with any subsequent unrevoked written direction from any party to the others delivered pursuant to the requirements of this Section 12(a). All notices shall, except as otherwise expressly herein provided, be effective: (a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephonic notice, when telephoned, provided however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next Business Day by letter or facsimile, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (d) if given by any other means (including by air courier), when delivered; provided, that any notices to the Bank shall not be effective until received.

(b)  Each of the Debtors agrees to pay all expenses, including reasonable attorney’s fees and charges (including time charges of attorneys who are employees of the Bank) paid or incurred by the Bank or any Lender Party in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Liabilities.

(c)  No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

(d)  This Agreement shall remain in full force and effect until all Liabilities have been paid in full and all Commitments have terminated. If at any time all or any part of any payment theretofore applied by the Bank or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Bank or such Lender Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Bank or such Lender Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Bank or such Lender Party had not been made.

(e)  This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State, without regard to conflict of laws principles. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law,

12

such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f)  The rights and privileges of the Bank hereunder shall inure to the benefit of its successors and assigns.

(g)  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Bank a counterpart of this Agreement together with supplements to the Schedules hereto setting forth all relevant information with respect to such party as of the date of such delivery. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement.

(h)  EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SCHEDULE I AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH DEBTOR AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

[SIGNATURE PAGES FOLLOW]

13

[SIGNATURE PAGE - SECURITY AGREEMENT]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

DEBTORS:

INTEGRATED ALARM SERVICES GROUP,
INC., a Delaware corporation

By: /s/ Timothy M. McGinn
           Name: Timothy M. McGinn
                  Title: Chairman & CEO

CRITICOM INTERNATIONAL CORPORATION,
a New Jersey corporation

By: /s/ Timothy M. McGinn
Name: Timothy M. McGinn
Title: Authorized Person

MONITAL SIGNAL CORPORATION,
a New Jersey corporation

By: /s/ Timothy M. McGinn
Name: Timothy M. McGinn
Title: Authorized Person

INTEGRATED ALARM SERVICES, INC.,
a Delaware corporation

By: /s/ Timothy M. McGinn
Name: Timothy M. McGinn
Title: Chairman & CEO

S-1

PAYNE SECURITY GROUP L.L.C.,
a New Jersey limited liability company

By: /s/ Timothy M. McGinn
Name: Timothy M. McGinn
Title: Manager

AMERICAN HOME SECURITY, INC.,
a Nevada corporation

By: /s/ Timothy M. McGinn
Name: Timothy M. McGinn
Title: Authorized Person

BANK:

LASALLE BANK N.A.,
 a national banking association

By:
Name:
Title:

S-2

SCHEDULE I

(To Be Completed by Borrower)

CHIEF EXECUTIVE OFFICES AND ADDRESSES OF DEBTORS

1.	[Name of Borrower]

Chief Executive Office:

Other Business Locations:

SCHEDULE II

(To Be Completed by Borrower)

STATE OF INCORPORATION OR ORGANIZATION FOR EACH DEBTOR

Information Required:

Exact Legal Name:     [Name of Borrower]

State or Organization:     [_____________]

Type of Organization:     [_____________________________]

Organizational I.D. Number:         [________]

Federal Employer Identification Number:      [_________]

Place of Business (or, if more
than one, the Chief Executive Office):    [______________________________]
                  [______________________________]
                          [______________________________]

SCHEDULE III

(To Be Completed by Borrower)

DBAs:

SCHEDULE IV

(To Be Completed by Borrower)

INTELLECTUAL PROPERTY

TRADEMARKS:

Trademarks and service mark owned by or licensed to [_______________________]:

PATENTS:

(a) Copyrights:

(b) Internet Web-Site Addresses:

SCHEDULE V

(To Be Completed by Borrower)

Instruments:

Deposit Accounts:

Bank Account Information for Borrower

Bank   Account Description   ABA No. Account No.

Investment Property:

Letter-of-Credit Rights:

Chattel Paper:

Documents:

Commercial Tort Claims:

SCHEDULE VI

(To Be Completed by Borrower)

COLLATERAL NOT LOCATED IN THE UNITED STATES

SCHEDULE VII

(To Be Completed by Borrower)

COLLATERAL LOCATED WITH THIRD PARTIES

Alarm panels, devices and other alarm related equipment that is currently installed at customer locations pursuant to numerous service agreements. As of [____________], the depreciated value of such Collateral totaled approximately [$___________].

SCHEDULE VIII

(To Be Completed by Borrower)

COLLATERAL SUBJECT TO CERTIFICATE OF TITLE STATUTE

Title Owner	VEH #	Garage Location	Year	Make	Model	VIN #	Lic. #	O = Own NP = FMCC

SCHEDULE IX

(To Be Completed by Borrower)

LIST OF DEPOSIT ACCOUNTS

Owner	Bank	Account Description	ABA No.	Account No.

SCHEDULE 2(E)

(To Be Completed by Borrower)

COMMERCIAL TORT CLAIMS

(Provide a specific description of commercial tort claims currently in existence by referring, for example, to a specific incident giving rise to the claim.)

ATTACHMENT 1 TO SCHEDULE 2(E)

GRANT OF SECURITY INTEREST
IN COMMERCIAL TORT CLAIM

To: LaSalle Bank N.A. with respect to the
Security Agreement described below.

Pursuant to the terms of the Security Agreement dated as of October __, 2004, among us (the “Security Agreement”), we submit this Grant of Security Interest in Commercial Tort Claim to you and certify that the information set forth below is true, correct and complete as of the date hereof. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Security Agreement.

We hereby notify you of and grant to the Bank, as collateral security for the Liabilities, a lien on and security interest in, and right of set-off against, and acknowledge and agree that the Bank has and shall continue to have for the benefit of the Lender Parties a continuing lien on and security interest in, and right of set-off against, all right, title, and interest, whether now owned or existing or hereafter created, acquired or arising, in and to the following Commercial Tort Claim:

[Insert a specific description for the commercial tort claim, followed by the words “together with any and all proceeds and products thereof and all insurance relating thereto and the proceeds thereof”.]

The Commercial Tort Claim, proceeds and products and insurance described herein shall henceforth be included as part of the Collateral as described in the Security Agreement and the other Loan Documents.

DATED:

Very truly yours,
INTEGRATED ALARM SERVICES GROUP, INC.
 [or Applicable Debtor]

By: /s/ Timothy M. McGinn
Name: Timothy M. McGinn
Title: Chairman & CEO